THIS SUBSCRIPTION AGREEMENT is made on 8 October 2001                  EXHIBIT 6

BETWEEN:

(1) FRIEDLAND FINANCE (NUMBER TWO) LIMITED, a private limited company incorporated under the laws of England and Wales with its registered office at 15 Appold Street, London, EC2A 2HB and registered number 4292647 (the "Issuer"); and

(2) DEUTSCHE BANK AG LONDON, a stock corporation incorporated in the Federal Republic of Germany (HRB No. 30 000, District Court of Frankfurt am Main) ("DB").

WHEREAS

(A) The Issuer has authorised the creation and issue of a L1,280,691,772.55 Exchangeable Note due 2005 (the "Note"). The issue of the Note is referred to as the "Issue".

(B) The Issuer proposes, on and subject to the terms and conditions stated herein, to issue the Note to DB, and DB has agreed to subscribe and pay for the Note, upon and subject to the terms and conditions hereinafter set out.

1.   DEFINITIONS AND INTERPRETATION

1.1 Capitalised terms in this Agreement (including the recitals hereto) shall, except where the context otherwise requires and save where otherwise defined in this Agreement, have the meanings given to them in the terms and conditions of the Note (the "Conditions").

1.2 References herein to "this Agreement" shall be construed as references to this Subscription Agreement and any agreement supplemental hereto all as the same may be amended or supplemented in accordance with the terms hereof from time to time.

1.3 References in this Agreement to Clauses, sub-Clauses, paragraphs and sub-paragraphs shall be construed as references to the clauses, sub-clauses, paragraphs and sub-paragraphs respectively of this Agreement.

2.   SUBSCRIPTION OF THE NOTE AND PUBLICITY

2.1 The Issuer and DB hereby record the arrangements among them for the subscription and issue of the Note. On the terms and subject to the conditions of this Agreement, the Issuer undertakes to issue, on the Issue Date (as defined below), the Note in the original principal amount of L1,280,691,772.55 in registered form.

2.2 On the terms and subject to the conditions of this Agreement, DB agrees to subscribe and pay for the Note on the date hereof (the "Issue Date") at 100 per cent. of its initial principal amount (the "Issue Price").

2.3 DB shall not make any announcement or statement in public in respect of the Note (save to the extent required by law or the applicable rules of any relevant stock exchange or regulatory body) except with the prior consent of the Issuer.

3.   REPRESENTATIONS AND WARRANTIES BY THE ISSUER

3.1 As a condition of the agreement by DB to subscribe and pay for the Note in accordance with Clause 2 and in consideration thereof, the Issuer represents and warrants to DB as at the date hereof that:

(a) Incorporation: it is duly incorporated and validly existing under the laws of England and Wales, with full power and capacity to conduct its business to issue the Note, to execute each of this Agreement, the Registrar Agreement, the subscription agreement relating to B Shares of the Issuer dated 8 October 2001 between the Issuer and Deutsche Bank AG, the Deed of Security (collectively, the "Agreements") and the share purchase agreement dated 6 October 2001 between the Issuer and BSB Holdings Limited (the "Share Purchase Agreement") and to undertake and perform the obligations expressed to be assumed by it therein;

(b) Validity of agreements: the Share Purchase Agreement and each of the Agreements has been duly authorised, executed and delivered by the Issuer and constitute or will constitute legal, valid and binding obligations of the Issuer enforceable in accordance with its respective terms;

(c) Validity of Note: the Issue has been duly authorised by the Issuer and, when duly issued, the Note will constitute legal, valid and binding obligations of the Issuer enforceable in accordance with its terms;

(d) Consents: no action or thing is required to be taken, fulfilled or done (including without limitation the obtaining of any consent or licence or the making of any filing or registration) for the Issue or the compliance by the Issuer with each of the terms of the Note, or the Agreements except for the filing of the Form 395 in relation to the Deed of Security;

(e) Compliance: the execution and delivery of the Share Purchase Agreement and the Agreements, the creation and issue of the Note and compliance with their terms do not and will not:

     (i)  conflict  with  or  result  in a  breach  of  any of  the  terms  or provisions of, or constitute a default under, the documents constituting the Issuer or any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer is a party or by which it or any of its properties is bound; or

     (ii) infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, government body or court or regulatory body, domestic or foreign, having jurisdiction over the Issuer or any of its properties;

(f) Litigation: there are no pending actions, suits or proceedings, actual or threatened, against or affecting the Issuer or any of its assets or properties and no such actions, suits or proceedings are threatened or contemplated;

(g) Business: the Issuer has not commenced to trade since its incorporation and has no assets, other than a balance in its accounts equal to the amount standing to the credit of its share capital account, or liabilities; and, other than the Agreements and the Share Purchase Agreement, no agreement of any nature has been entered into by it since its incorporation;

(h) Events of default: no event has occurred or circumstance arisen which, had the Note already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement) constitute an Event of Default.

3.2  DB represents and warrants to the Issuer as at the date hereof that:

(a) it is not a "U.S. person" (as defined in Regulation S ("Regulation S") of the United States Securities Act of 1933, as amended (the "Securities Act"));

(b) it has not, and it and each of its affiliates will not, engage in any "directed selling efforts" within the meaning of Regulation S of the Securities Act or offer or sell the Note in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act in connection with any distribution of the Note, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c) no action has been or will be taken in any jurisdiction by it that would permit a public offering of the Note. DB agrees that it will comply with, and obtain any consent, approval or permission required under, all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers the Note. It will also ensure that no obligations are imposed on the Issuer in any such jurisdiction as a result of any of the foregoing actions. DB undertakes to the Issuer to obtain any permission required by it for the acquisition, offer, sale or delivery by it of the Note under the laws and regulations in force in any jurisdiction to which it is subject or in or from which it makes any acquisition, offer, sale or delivery; and

(d) it is a bank for the purposes of Section 840A of the Income and Corporation Taxes Act 1988 who is acquiring the Note in the ordinary course of its banking business whose profits are brought into the charge to corporation tax.

3.3 DB acknowledges that the Note has not been registered under the Securities Act and hereby expressly agrees that the Note may not be offered, sold or otherwise transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, the Securities Act. DB expressly agrees that the Issuer is under no obligation to register the Note under the Securities Act and that if not offered, sold, pledged or otherwise transferred pursuant to an effective registration statement under the Securities

Act, the Note may be offered, sold, pledged or otherwise transferred only (i) outside of the United States in an offshore transaction in accordance with Regulation S under the Securities Act or (ii) pursuant to an exemption from registration under the Securities Act including the exemption provided by Rule 144 thereunder (if available), in any case, in accordance with any applicable securities laws of any state of the United States. Neither DB nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Note, and DB, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S in connection with its acquisition of the Note. DB agrees that, in connection with any distribution of the Note, at or prior to confirmation of sale of the Note, DB will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Note from it a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold except pursuant to an effective registration statement under, or an exemption from the registration requirements of, the Securities Act."

Terms used in this Clause 3.3 have the meanings given to them by Regulation S.

4.   UNDERTAKINGS

4.1  The Issuer undertakes to DB that it will:

(a) indemnify and hold harmless DB (and its officers, directors or employees and each person by whom it is controlled for the purposes of the Securities Act) against: (i) any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, all reasonable legal fees and any applicable value added tax) which it may incur as a result or arising out of or in relation to any inaccuracy or alleged inaccuracy contained in, or any breach or alleged breach of any of the representations and warranties in Clause 3.1 or any breach or alleged breach of any of the undertakings on the part of the Issuer contained in the Agreements; and (ii) any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) which it may incur as a result of doing all things required to be done by it under the Conditions and the Agreements (other than tax on overall net income) PROVIDED THAT the Issuer shall be under no liability for any breach of the representations or warranties in Clause 3.1 or for any breach of any of the undertakings on the part of the Issuer contained in this Agreement if, and to the extent that, a claim arises wholly from, or, having arisen, is increased as a result of any wilful default, negligence or breach by DB of any of its obligations under this Agreement;

(b)  pay:

     (i) any stamp, issue, registration, documentary or other taxes of a similar nature and duties, including interest and penalties, payable on or in connection with the creation, issue and offering of the Note, and/or the execution or the delivery of the Agreements; and

     (ii) in addition to any amount payable by it under the Agreements, any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any taxes so payable in addition to it);

(c) file, or procure the filing of, the Form 395 in relation to the Deed of Security; and

(d)      not have any Subsidiaries.

4.2 DB undertakes to the Issuer that it shall procure that any person purchasing the Note from DB shall (a) agree to give equivalent undertakings from itself to those set out in Clause 2.3 and this Clause 4.2 from DB and (b) provide a warranty in the form set out in Clause 3.2(d).

4.3 If any claim, demand or action is brought or asserted in respect of which one or more persons (each an "Indemnified Person") is entitled to be indemnified by another person (the "Indemnifier") under Clause 4.1 (each a "Claim"), the following provisions shall apply:

(a)  Notification:   each   Indemnified   Person  shall  promptly  notify  the
     Indemnifier in writing (but failure to do so shall not relieve the Indemnifier from liability);

(b) Assumption of defence: the Indemnifier shall, subject to Clause 4.4, be entitled to assume the defence of the relevant Claim including the retention of legal advisers approved by each Indemnified Person, (such approval not to be unreasonably withheld) subject to the payment by the Indemnifier of all legal and other expenses of such defence;

(c) Separate representation: if the Indemnifier assumes the defence of the relevant Claim, each Indemnified Person shall be entitled to retain separate legal advisers and to participate in such defence but the legal or other expenses incurred in so doing shall, subject to Clause 4.4, be borne by such Indemnified Person unless the Indemnifier has specifically authorised such retention or participation.

4.4 Notwithstanding Clause 4.3, an Indemnified Person may retain separate legal advisers in each relevant jurisdiction and direct the defence of the relevant Claim and the Indemnifier shall reimburse such Indemnified Person for any legal or other expenses reasonably so incurred if:

(a) Indemnifier's failure: the Indemnifier (having assumed such defence) fails properly to make such defence or to retain for such purpose legal advisers approved by such Indemnified Person (such approval not to be unreasonably withheld); or

(b) Conflict of interest: such Indemnified Person has reasonably concluded that the use of any legal advisers chosen by the Indemnifier to represent such Indemnified Person would present such legal advisers with a conflict of interest; or

(c) Different defences: the actual or potential defendants in, or targets of, such Claim include both the Indemnifier and such Indemnified

     Person and such Indemnified Person has reasonably concluded that there are legal defences available to it which are different from or additional to those available to the Indemnifier.

4.5 The Indemnifier shall not, without the prior written consent of each Indemnified Person, settle or compromise, or consent to the entry of judgment with respect to, any pending or threatened Claim (irrespective of whether any Indemnified Person is an actual or potential defendant in, or target of, such Claim) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of the matters which are the subject of such Claim. The Indemnifier shall not be liable to indemnify any Indemnified Person where the relevant Claim has been settled or compromised without its written consent (which shall not be unreasonably withheld).

5.   CLOSING

5.1 At 11.00 a.m. (London time) on the Issue Date (or such other time as may be agreed between DB and the Issuer) (the "Issue Date"), the Issuer will issue the Note.

5.2 Against such issue, DB will pay or cause to be paid to the Issuer the subscription moneys (net of any amounts payable by the Issuer to DB) for the Note for which DB has agreed to subscribe and pay pursuant to Clause 2. Such payment shall be made by DB in pounds sterling in same day settlement funds to an account with a bank in London which has been previously notified in writing by the Issuer to DB prior to the Issue Date, evidence of such payment taking the form of a confirmation by DB that it has made the relevant payment to the Issuer.

6.   EXPENSES

6.1 The Issuer agrees to pay the amounts separately agreed between the Issuer and DB including (without limitation) costs and expenses (including any stamp duty or other taxes payable) in connection with the preparation of the Note and all other documents relating to the issue of the Note.

6.2 In addition to the expenses referred to above the Issuer agrees to reimburse DB against production of invoices for all expenses reasonably incurred by DB as agreed by the Issuer and DB in connection with the issue and purchase of the Note (including legal, telephone, travelling and out-of-pocket expenses).

6.3 All costs and expenses referred to in this Clause 6 shall be payable notwithstanding any release or discharge of DB pursuant to the terms of this Agreement.

6.4 The Issuer agrees to pay value added tax that is payable in respect of all costs, fees and expenses referred to in this Clause 6.

7.   SURVIVAL

The representations, warranties, agreements, undertakings and indemnities in this Agreement shall continue in full force and effect despite completion of the arrangements set out herein for the issue of the Note and regardless of any investigation made by or on behalf of any party hereto.

8.   TIME

Any date or period specified herein may be postponed or extended by mutual agreement among the parties hereto but as regards any date or period originally fixed on or postponed or extended, time shall be of the essence.

9.   NOTICES


9.1 Any communications shall be given by letter, or facsimile transmission, or by telephone and shall be sent:

(a)  if to the Issuer, to it at


     15 Appold Street
     London
     EC2A 2HB

     Telephone:                 +44 (0)20 7814 8000
     Fax:                       +44 (0)20 7814 8141/2
     Attention:                 Directors/Company Secretary

(b)  if to DB, to it at:

     Winchester House
     1 Great Winchester Street
     London
     EC2N 2DB

     Telephone:                 +44 (0)20 7545 8000
     Fax:                       +44 (0)20 7541 4978/7545 1899
     Attention:                 Glen Fairbairn/Richard Edgar

9.2 Mode of Service: Save as specifically otherwise provided in this Agreement any notice, demand or other communication to be served under this Agreement will be in writing and will be served only by posting by first class post or by personally delivering the same or sending the same by facsimile transmission to the party to be served at its address, or facsimile number shown above or at its registered office or at such other address or number as it may from time to time notify in writing to the other parties hereto. Any notice, demand or other communication to be served by the Issuer on DB will be effective only on receipt by DB and then only if the same is expressly marked for the attention of the department or officer (if any) specified above (or such other department or officer as DB may from time to time specify for this purpose).

9.3 Deemed Service: A notice or demand served by first class post in the United Kingdom will be deemed served 48 hours after posting or when delivered if served personally. A notice or demand served overseas by air mail will be deemed duly served 72 hours after posting or when delivered if served personally. A notice or demand sent by facsimile transmission will be deemed served at the time of transmission unless served on a non-Business Day or after 5.00 p.m. London time in which case it will be deemed served at 9.00 a.m. on the following Business Day.

9.4 Proof of Service: In proving service of any notice it will be sufficient to prove, in the case of a letter, that such letter was properly stamped or franked first class, addressed and placed in the post or, in the case of personal delivery, when left at the correct address and, in the case of a facsimile transmission, that such facsimile was duly transmitted to the facsimile number of the addressee referred to in Clause 9.1 above.

10.  GOVERNING LAW, JURISDICTION

Choice of Law

10.1 This Agreement is governed by, and shall be construed in accordance with, the laws of England.

Submission to Jurisdiction

10.2 For the benefit of DB, the Issuer agrees that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Agreement (including, without limitation, claims for set-off or counterclaim) or otherwise arising in connection with this Agreement and for such purposes irrevocably submit to the jurisdiction of the English courts.

Consent to Enforcement

10.3 The Issuer hereby consents generally in respect of any proceedings to the giving of any relief or the issue of any process in connection with such proceedings, including (without limitation) the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgement which may be made or given in such proceedings.

11.  THIRD PARTY RIGHTS

Except as provided herein, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of the terms hereof.

12.  COUNTERPARTS

This Agreement may be executed in separate counterparts and by each party separately on a separate counterpart, and each such counterpart, when so executed, shall be an original. Such counterparts shall together constitute one and the same instrument.

13.  HEADINGS

The descriptive headings of this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement on the date first above written.



For and on behalf of
FRIEDLAND FINANCE (NUMBER TWO) LIMITED



By:   /s/ Richard M. Constant
    --------------------------
Name:   Richard M. Constant
Title:  Director





For and on behalf of
DEUTSCHE BANK AG LONDON



By:   /s/ Carl Iyengar
    -------------------------
Name:  Carl Iyengar
Title: Vice-President



By:   /s/ Martin Fisch
    -------------------------
Name:   Martin Fisch
Title:  Vice-President

                                   CONTENTS

Clause                                                                      Page


1.   DEFINITIONS AND INTERPRETATION........................................... 1

2.   SUBSCRIPTION OF THE NOTE AND PUBLICITY................................... 1

3.   REPRESENTATIONS AND WARRANTIES BY THE ISSUER............................. 2

4.   UNDERTAKINGS............................................................. 4

5.   CLOSING.................................................................. 6

6.   EXPENSES................................................................. 6

7.   SURVIVAL................................................................. 6

8.   TIME..................................................................... 7

9.   NOTICES.................................................................. 7

10.  GOVERNING LAW, JURISDICTION.............................................. 8

11.  THIRD PARTY RIGHTS....................................................... 8

12.  COUNTERPARTS............................................................. 8

13.  HEADINGS................................................................. 8

                                8 October 2001






                    FRIEDLAND FINANCE (NUMBER TWO) LIMITED
                                   as Issuer





                                      and





                            DEUTSCHE BANK AG LONDON












           -------------------------------------------------------


                            SUBSCRIPTION AGREEMENT


           -------------------------------------------------------













                        Milbank, Tweed, Hadley & McCloy
                                    London